Registration No. 33-59318



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ------------------------

                 POST-EFFECTIVE AMENDMENT NO. 2
                              TO
                           Form S-8
                    REGISTRATION STATEMENT
                             Under
                  THE SECURITIES ACT OF 1933
                    ------------------------

                       SPRINT CORPORATION
    (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ------------------------

                 SPRINT RETIREMENT SAVINGS PLAN
                    (Full title of the Plan)
                    ------------------------

                         DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                   Kansas City, Missouri 64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ------------------------


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     This Registration  Statement as originally filed related to the offering of
300,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Centel Retirement Savings Plan, which has been merged into the Sprint Retirement
Savings   Plan.   9,500  of  such  shares  were  issued  by  Sprint  before  the reclassification of Sprint Common Stock into FON Stock and PCS Stock, leaving 290,500 shares of Sprint Common Stock. On November 23, 1998, the remaining 290,500 shares of Sprint Common Stock were reclassified into 290,500 shares of FON Stock and 145,250 shares of PCS Stock. In June, 1999, there was a two-for-one split of the FON Stock, increasing the number of shares of FON Stock covered by the Registration Statement to 581,000 shares. 54,546 shares of PCS Stock were issued before the record date for a two-for-one split of the PCS Stock in the 2000 first quarter, leaving 90,704 shares of PCS Stock. The two-for-one split of the PCS Stock increased the remaining number of shares of the PCS Stock covered by the Registration Statement to 181,408 shares. All of the shares of FON Stock and PCS Stock covered by the Registration Statement have been issued.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 26th day of June, 2000.

                              SPRINT CORPORATION

                              By: /s/ Don A. Jensen
                                      (Don A. Jensen, Vice President)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
W. T. ESREY*            Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )
                                                    )
                                                    )
                        Senior Vice President and   )
                        Controller                  )  June 26, 2000
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )
                                                    )
D. AUSLEY*              Director                    )
                                                    )
                                                    )
W. L. BATTS*            Director                    )
                                                    )
                                                    )
                                                    )
                        Director                    )
(I. O. Hockaday, Jr.)                               )


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H. S. HOOK*             Director                    )
                                                    )
                        Director                    )
(R. T. LeMay)                                       )
                                                    )
L. K. LORIMER*          Director                    )
                                                    )
                                                    )
C. E. RICE*             Director                    )  June 26, 2000
                                                    )
                                                    )
                        Director                    )
(Louis W. Smith)                                    )
                                                    )
STEWART TURLEY*         Director                    )
                                                    )




/s/ A. B. Krause
* (Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-59318)



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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 26th day of June, 2000.

                         SPRINT RETIREMENT SAVINGS PLAN


                         By:  /s/ I. B. Watson
                                        I. B. Watson
                                 Savings Plan Committee Member





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